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LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2001

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of the Stockholders of LCA-Vision Inc. to be held on May 7, 2001 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the purpose of considering and acting on the following:

1. Election of four directors to serve until the 2002 Annual Meeting

2. Adoption of the 2001 Long-Term Stock Incentive Plan

3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 21, 2001 will be entitled to vote at the meeting.

By Order of the Board of Directors

Sandra F.W. Joffe

Secretary

April 6, 2001

IMPORTANT

A Proxy Statement and proxy are submitted herewith. We urge you to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. If you choose to attend the meeting in person, you may nevertheless personally vote on all matters which are considered. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

PROXY STATEMENT

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

May 7, 2001

INTRODUCTION

The Board of Directors of LCA-Vision Inc. is soliciting the enclosed form of proxy for our Annual Meeting of Stockholders to be held on May 7, 2001. Each of the 46,999,208 shares of our common stock outstanding on March 21, 2001, the record date of this meeting, is entitled to one vote on all matters coming before the meeting. Only stockholders of record on our books at the close of business on March 21, 2001 will be entitled to vote at the meeting, either in person or by proxy. We are mailing this Proxy Statement to our stockholders on or about April 6, 2001.

The enclosed form of proxy, or proxy card, names two of our officers, Stephen N. Joffe and Alan H. Buckey, as the individuals who will vote the shares as instructed by the stockholders who choose to submit proxies. If you submit a signed proxy without affirmatively designating how you wish to be voted, Mr. Joffe and Mr. Buckey will vote your shares in favor of all matters presented to the stockholders. If you grant a proxy, you may later revoke it by giving a written notice to our Secretary, Sandra F.W. Joffe, prior to the meeting or by giving notice at the meeting itself at any time before your shares have actually been voted by means of the proxy.

We are soliciting proxies from our stockholders principally by mail, but we may also have our directors, officers and other regular employees solicit proxies in person or by telephone or other means. If these persons do assist in the proxy solicitation process, we will not compensate them over and above their regular salaries for doing so. We ask that brokers, banks and others who hold stock in streetname or in trust send our proxy materials to the beneficial owners of the stock. We will reimburse them for any reasonable costs they may incur in forwarding materials to the beneficial owners. We will bear all expenses incurred in soliciting the enclosed forms of proxy.

Our Annual Report for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement.

ELECTION OF DIRECTORS

The stockholders at the 2001 Annual Meeting will elect four directors, each of whom will hold office until the 2002 Annual Meeting of Stockholders. The individuals named in the proxy will vote for the election of only the four nominees named, and only four directors will be elected.

All of the nominees are currently serving as members of the Board of Directors. While our management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept their nominations, if any of them should refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the four highest totals of votes cast in the election will be elected as directors. Proxies which are returned to us will be voted in favor of the four nominees specified above unless otherwise instructed by the stockholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Directors are elected annually and serve for one-year terms. Information with respect to each of the four nominees is as follows:

Stephen N. Joffe, age 58, is LCA-Vision's Chairman of the Board. He was the founder of the Company's corporate predecessor, Laser Centers of America, Inc. and served as its Chairman of the Board and Chief Executive Officer from its founding in 1985 until its merger into the Company in 1995. In addition, he is an Esteemed Quondum Professor of Surgery at the University of Cincinnati Medical Center, a position he has held since 1990. He was a full-time Professor of Surgery at the University of Cincinnati Medical Center for nine years prior to 1990. He has held faculty appointments at the Universities of London, Glasgow and Cincinnati, and holds fellowships of the American College of Surgeons and the Royal College of Surgeons of Edinburgh and Glasgow.

William O. Coleman, age 72, is a director and formerly held positions at The Procter & Gamble Company from 1955-1988 that included General Sales Manager, Vice President Food Products, International/Latin America, and most recently, Special Projects. After his retirement, Mr. Coleman served as a Trustee of The Procter & Gamble Retirement Trusts through June 2000. He currently serves on the board of various Touchstone Trusts.

John H. Gutfreund, age 71, is a director and is President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. Formerly, Mr. Gutfreund was with Salomon Brothers from 1953-1991, most recently as its Chief Executive Officer. Mr. Gutfreund is: director, Baldwin Piano and Organ Company; director, Montefiore Medical Center, New York City and a member of the Executive Committee; member, Council on Foreign Relations; member, the Board of Trustees, New York Public Library, Astor, Lenox and Tilden Foundations; honorary trustee, Oberlin (Ohio) College; chairman, Aperture Foundation; and a director of a number of other public companies.

John C. Hassan, age 58, is a director and has been the President of Champion Printing, Inc. for more than nine years. Previously, he was Vice President, Marketing, of the Drackett Company, a division of Bristol-Myers Squibb. He currently serves on the boards of the Ohio Graphics Arts Health Fund, the Printing Industries of Ohio and Northern Kentucky and the Madeira/Indian Hill Fire Co.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2000, the Board of Directors met on four occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

The Audit Committee recommends to the entire Board of Directors the independent auditors to be retained by LCA-Vision, consults with the independent auditors with respect to their audit plans, reviews their audit report and any management letters issued by them, and consults with the independent auditors with regard to financial reporting and the adequacy of internal controls. The Audit Committee held four meetings in 2000. Its membership consists solely of independent directors. Its present members are Messrs. Coleman, Gutfreund and Hassan.

The Compensation Committee recommends to the entire Board of Directors the compensation arrangements for our executive officers and administers our stock option plans. The Compensation Committee held four meetings in 2000. Its membership consists solely of independent directors. Its present members are Messrs. Coleman and Gutfreund.

BUSINESS EXPERIENCE

Thomas E. Wilson, age 62, is Chief Executive Officer of LCA-Vision Inc. Mr. Wilson, a former long-time senior executive with General Electric Aircraft Engines in Evendale, Ohio, most recently served as a management consultant and vice president, manufacturing, with Pease Industries, of Fairfield, Ohio.

Tom began his business career in 1967 as an engineer with the Pratt-Whitney Division of United Technologies Corporation. He joined GE Aircraft Engines in 1979 as manager of marketing support and strategic planning, eventually becoming head of the company's $1 billion commercial spare parts operations in 1993. In 1995, Mr. Wilson left GE to become vice president of operations at the Cincinnati Mine Machinery Company and, later, joined Pease Industries, first as a consultant and then as vice president, manufacturing.

In June 1998, Tom joined LCA-Vision, became President and Chief Operating Officer in December 1998, and Chief Executive Officer in January 2001.

Joseph B. Dzialo, age 46, serves as President and Chief Operating Officer at LCA-Vision Inc. Mr. Dzialo joined LCA-Vision from Nine West Group, acquired by Jones Apparel Group (NYSE: JNY), where he was President of the Wholesale Division of Easy Spirit Footwear. Prior to joining Nine West Group in 1995, Joe held several senior positions with U.S. Shoe Corporation, where he was responsible for developing and implementing marketing objectives, strategies and plans and helped grow total division sales and enhance comparable store sales. Previously, Mr. Dzialo spent 12 years at The Procter & Gamble Company, where he worked in several capacities including manufacturing, product development and advertising.

Mr. Dzialo joined LCA-Vision Inc. in September 1999 as Executive Vice President of Operations, and became President and Chief Operating Officer in January 2001.

Alan H. Buckey, age 42, is Executive Vice President and Chief Financial Officer for LCA-Vision. Mr. Buckey comes to LCA-Vision from Pease Industries, a $70 million manufacturing company based in Fairfield, Ohio, where he served as vice president, finance, from 1991. He also served as CFO of the Hilltop Companies, a contract laboratory research firm, and as a senior manager with Ernst & Young's Great Lakes Consulting Group. While at Ernst & Young, he was named acting CFO of a start-up laser surgery management company which was the predecessor of LCA-Vision. Alan began his career as a finance specialist with the RCA Corporation.

Mr. Buckey joined LCA-Vision Inc. in March 2000, and became Executive Vice President in January 2001.

EXECUTIVE COMPENSATION

Summary

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to our Chairman and the only other executive officers whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year:

Summary Compensation Table
Long-Term
Compensation
Annual Compensation	Awards
Securities
Underlying
Name and Principal				Options	All Other
Position	Year	Salary ($)	Bonus ($)	(# Shares)	Compensation

Stephen N. Joffe	2000	$283,000	--	--	$49,666(1)
Chairman	1999	$198,000	$50,000	--	$46,801 (1)
	1998	$198,000	--	--	$50,031 (1)

Thomas E. Wilson	2000	$216,667	--	20,000	--
Chief Executive Officer	1999	$180,000	$20,000	100,000	--
1998	$105,000(2)	--	--	--

Alan H. Buckey	2000	$125,000(3)	--	120,000	--
Executive Vice President,

Joseph B. Dzialo	2000	$215,883	$47,500	100,000	--
President and	1999	$63,333(4)	--	200,000	--
Chief Operating Officer
(1)	Includes the following benefits:
2000	1999	1998
Funding for life insurance trust	$45,911	$45,911	$46,011
Life insurance and long-term disability	3,755	890	512
Car allowance	0	0	3,508
Total	$49,666	$46,801	$40,031

(2)	Partial year salary. Mr. Wilson commenced his employment with the Company in May 1998, became the president on December 7, 1998, and chief executive officer on January 1, 2001.
(3)	Partial year salary. Mr. Buckey commenced his employment with the Company in March 2000.
(4)	Partial year salary. Mr. Dzialo commenced his employment with the Company in September 1999. He became president and chief operating officer on January 1, 2001.

Stock Options

The following table sets forth information regarding stock options granted to the named executives during 2000:

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable
Number of	% of Total			Value at Assumed
Securities	Options			Annual Rates of Stock
Underlying	Granted to	Exercise or		Price Appreciation for
Options	Employees in	Base Price	Expiration	Option Term
Name	Granted # (1)	Fiscal Year (2)	($/Share)	Date	5% ($)	10% ($)

Thomas E. Wilson	20,000	0.9%	$2.438	6/30/10	$30,665	$77,711

Alan H. Buckey	120,000	5.1%	$4.75	3/2/10	358,470	908,433

Joseph B. Dzialo	100,000	4.3%	$3.00	9/7/10	188,668	478,123

(1)	Generally, all such options first become exercisable over a period of up to five years and are exercisable in full thereafter until the option expires. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(2)	The percentage shown in the above table reflects the ratio of the total options granted to the named person during the fiscal year over the total options granted to all employees during the fiscal year.

The following table sets forth information regarding the value of unexercised in-the-money options held by the named executives as of December 31, 2000:

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEARS AND FY-END OPTION VALUES

Shares	Number of Securities
Acquired	Value	Underlying Unexercised	Value of Unexercised In-the-
on	Realized	Options at FY-End	Money Options at FY-End ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas E. Wilson	--	--	60,000	60,000	--	--

Alan H. Buckey	--	--	20,000	100,000	--	--

Joseph B. Dzialo	--	--	125,000	175,000	--	--

Director Compensation

Our non-employee directors are paid cash fees of $5,000 per calendar quarter plus reimbursement of related out-of-pocket expenses. In addition, they receive stock option grants under our 1998 Long-Term Stock Incentive Plan. Under this plan, a non-employee director receives a grant of options to purchase 75,000 shares of common stock upon his or her election or appointment to the Board and is entitled thereafter to an annual grant of options to purchase 12,500 shares.

Loans To Directors And Management

During the second quarter of 2000, the Directors initiated a program to encourage additional direct stock ownership by senior management of the Company. The Company offered loans to nine key managers and directors for the purpose of purchasing shares in the open market. Each loan is a personal obligation of the borrower, and is evidenced by a promissory note. The interest rate on the notes is prime less one and one-half percent. The notes have a maximum term of three years, and contain provisions for early repayment. As of February 28, 2001, the following amounts are outstanding under this program:

Name	Position	February 28,
2000 Balance
William Coleman	Director	$314,500
John Gutfreund	Director	288,605
Thomas Wilson	Chief Executive Officer	317,500
Joseph Dzialo	President and Chief Operating Officer	300,875
Jeff Dowdle	Vice President	105,833
Stephen Finney	Vice President	100,000
		$1,427,313

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

Overview and Philosophy

The Compensation Committee of the Board of Directors consists of two non-employee directors of the Company. No member of the Compensation Committee has any insider or interlocking relationship with the Company, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors. In addition, the Compensation Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company, including the named executives.

The Company's compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board. The objectives of the Company's executive compensation program as developed by the Compensation Committee are to:

- Provide a direct link between executive officer compensation and the interests of the Company's stockholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company.

- Support the achievement of the Company's annual and long-term goals and objectives as determined annually by the Board.

- Establish base salaries targeted at a median level for comparable positions within a comparison group of companies, with incentive opportunities designed to pay total compensation well above average for outstanding Company performance.

- Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

- Achieve and maintain stock ownership within the executive officer group.

- Provide compensation plans and arrangements that encourage the retention of better-performing executives.

The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term incentive compensation currently in the form of stock options. Bonuses and stock options (collectively, "Incentive Compensation") represent a significant portion of an executive officer's potential annual compensation. In general, the proportion of an executive officer's compensation that is Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits generally available to all employees of the Company, such as 401(k) and medical plans.

Base Salaries

The Compensation Committee seeks to set base salaries for the Company's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities at similar-sized emerging companies. In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions at similar-sized emerging companies and the executive's experience, level and scope of responsibility as a benchmark forecast. It then considers individual performance of the executive measured against expectations in developing its salary increase recommendations. Based on these principles, salary increases were granted to Stephen Joffe, Tom Wilson and Joe Dzialo in 2000.

Annual Incentive Bonuses

Because the Company competes in an emerging business category, the nature of which is constantly evolving, the Compensation Committee has not chosen to adopt a regimented, systematic approach to performance-based compensation. Instead, the Committee attempts to exercise its judgement on a case-by-case basis, considering all aspects of each executive's efforts and contribution and the recommendations of the Company's Chairman and Chief Executive Officer. It was on this basis that the bonuses referenced in the Summary Compensation Table were granted.

Option Grants

The Company's stock incentive plans authorize the Compensation Committee to award stock options and restricted stock to executive officers and other key employees. Stock option grants are designed to align the long-term interests of the Company's key employees with those of its shareholders by directly linking compensation to shareholder interest, as well as enabling key employees to develop and maintain significant long-term equity ownership positions.

The number of options granted to an executive officer is a function of the executive's level of responsibility. Variance from these numbers is based upon the Compensation Committee's reasoned expectation of the executive's future contribution to the Company. Generally, the Compensation Committee grants non-statutory options during each fiscal year at an exercise price equal to fair market value of Company common stock on the date of grant. The Compensation Committee recommended option grants for 2000 in accordance with this general practice, as indicated in the Summary Compensation Table.

William O. Coleman	John H. Gutfreund

FINANCIAL PERFORMANCE

The following graph summarizes the cumulative return on $100 invested in our common stock since LCA-Vision first began to trade on NASDAQ in January 1996, compared to the S&P 500 Stock Index and a selected group of five of our direct competitors. This comparison was compiled by the Center for Research in Security Prices at the University of Chicago. The peer group of competitors consists of Laser Vision Centers, Inc.; TLC Laser Eye Centers; Vision America Inc.; NovaMed Eyecare, Inc.; and Vision Twenty One Inc.

Comparison of Five - Year Cumulative Total Returns

Performance Graph for

LCA-Vision Inc.

Produced on 02/06/2001 including data to 12/29/2000

[GRAPH HERE]

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2001, for the following:

- Each of our directors and executive officers

- All directors and executive officers as a group, and

- Each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock.

SEC rules provide that if an individual or group has a right to acquire shares of common stock pursuant to the exercise of options or warrants within 60 days of the effective date of this schedule, then the shares are deemed to be outstanding for purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

Name and Address of		Amount and Nature	Percent
Beneficial Owner	Title of Class	of Ownership(1)	of Class
Stephen N. Joffe, M.D., Chairman & Director	Common Stock	10,569,894 (2)	22.5%
Sandra F.W. Joffe, Secretary
8750 Red Fox Lane
Cincinnati, OH 45243

Summit / Alcon	Common Stock	6,664,361	14.2%

William O. Coleman	Common Stock	350,000 (3)	0.8%
Director

John H. Gutfreund	Common Stock	198,000 (4)	0.4%
Director

John C. Hassan	Common Stock	110,000 (5)	0.2%
Director

Alan H. Buckey	Common Stock	140,000 (6)	0.3%
Executive Vice President, Chief Financial Officer

Joseph B. Dzialo	Common Stock	180,000 (7)	0.4%
President and Chief Operating Officer

Thomas E. Wilson	Common Stock	180,000 (8)	0.4%
Chief Executive Officer

All directors and executive officers	Common Stock	11,727,894 (9)	25.0%
as a group (8 persons)

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in other footnotes to this table.

(2) Stephen N. Joffe and Sandra F.W. Joffe are married to one another and each is therefore deemed to be the beneficial owner of all shares owned by the other. The total shown consists of 7,683,202 shares of common stock owned of record by Mr. Joffe; 2,885,192 shares of common stock owned of record by Mrs. Joffe; 750 shares of common stock owned of record by Mr. and Mrs. Joffe jointly; and 750 shares of common stock issuable to Mrs. Joffe in the event of her exercise of a currently exercisable stock option.

(3) Includes 291,000 shares owned of record by Mr. Coleman; 11,000 shares held on trust for the benefit of certain family members, and 48,000 shares of common stock issuable to Mr. Coleman upon the exercise of certain unexercised stock options.

(4) Includes 150,000 shares owned of record by Mr. Gutfreund and 48,000 shares of common stock issuable to Mr. Gutfreund upon the exercise of certain unexercised outstanding stock options.

(5) Includes 2,000 shares owned of record by Mr. Hassan and 108,000 outstanding shares of common stock issuable to Mr. Hassan upon the exercise of certain unexercised stock options.

(6) Includes 100,000 shares owned of record by Mr. Buckey and 40,000 shares of common stock issuable to Mr. Buckey upon the exercise of certain unexercised outstanding stock options.

(7) Includes 55,000 shares owned of record by Mr. Dzialo and 125,000 shares of common stock issuable to Mr. Dzialo upon the exercise of certain unexercised stock options.

(8) Includes 100,000 shares of record owned by Mr. Wilson and 80,000 shares of common stock issuable to Mr. Wilson upon the exercise of certain unexercised stock options.

(9) Consists of 11,278,144 shares owned of record directly or indirectly by such persons and 449,750 shares issuable upon the exercise of stock options held directly or indirectly by such persons.

CERTAIN TRANSACTIONS

Since January 1, 1998, LCA-Vision has been a party, directly or indirectly, to the transactions described below with its current directors, executive officers and principal stockholders (including any of their associates or affiliates). All of these transactions were with Stephen N. Joffe, our Chairman, and his wife, Sandra F.W. Joffe, who is our Secretary. Certain of these transactions arose out of the process of establishing LCA-Vision as a publicly traded corporation rather than a corporation privately owned by the Joffe family. The net result of the various transactions described in detail below is that as of December 31, 2000, Stephen and Sandra Joffe were indebted to LCA-Vision, directly or indirectly, in the approximate total amount of $691,000. The individual transactions, all of which were approved by the independent members of our Board of Directors and are believed to be on terms no less favorable to LCA-Vision than comparable third party transactions would have been, are as follows:

In 1995, LCA-Vision borrowed a total of $4.4 million from the Joffes. The loans were made under two promissory notes which specified an interest rate of 6.91% per annum and a maturity date of September 26, 2005. In two separate transactions in December 1996, the note holders converted $2.5 million of their notes into 12.6 shares of Class B Preferred Stock, First and Second Interim Series. As of January 1, 1997, the total amount due under these notes, including outstanding principal and accrued interest, was $2.0 million. In August 1997, in connection with LCA-Vision's acquisition of Refractive Centers International, Inc., from Summit Technology, Inc., LCA-Vision and the Joffes agreed to amend the promissory notes to provide that LCA-Vision would not make principal payments under those notes to them in any year unless during the prior fiscal year LCA-Vision's earnings, before taxes, amortization and depreciation net of capital expenditures exceeded $1.0 million, and then payments could be made only up to 25% of such excess. No payments were made under these loans in 1997 or 1998, and as of December 31, 1998, the total amount of principal and interest under these loans was $2.1 million. In February 1999, Summit agreed to waive the payment restriction which prevented any payments to be made under these notes in 1997 and 1998. The balance of this loan and accrued interest totaling $2.1 million were paid in March 1999.

Prior to June 30, 1999, Stephen Joffe owned a total of 844 shares of our Class A Preferred Stock. In order to facilitate our public offering of common stock which was then pending, Dr. Joffe agreed to have us redeem all of his shares of Class A Preferred Stock in exchange for a $34,000 reduction of his outstanding indebtedness to us.

On July 31, 1999, LCA-Vision declared and paid to the Joffes a total of $462,000 of dividends which had accrued on their Series B Preferred Stock. Immediately after this dividend payment, they elected to convert all of their Class B Preferred Stock into 720,477 restricted shares of common stock in accordance with the stated terms and conditions of the Class B Preferred Stock.

In 1998, we loaned the Joffes a total of $2.1 million. This loan bore interest at the rate of 8.5% per annum collateralized with their pledge to us of their rights under the promissory notes evidencing their loans to us. In March 1999, this advance was reduced by the $2.1 million due the Joffes for notes payable and accrued interest due them.

Stephen Joffe is sole owner of The LCA Center for Surgery, Ltd. (the "Surgery Center"). We do not hold an investment in the Surgery Center. During 1997 and approximately half of 1998, we leased a portion of our headquarters building to the Surgery Center at an annual rental of $190,000. Beginning in February 1997, we agreed to forego rent in exchange for the Surgery Center providing us with certain systems and processes for research and development and additional staffing, and for giving us unlimited use of the leased premises for research, testing, educational and other agreed-upon purposes.

In June 1998, we purchased the leasehold improvements that had been paid for by the Surgery Center for their book value of approximately $872,000 and also advanced approximately $576,000 to the Surgery Center. During 1999 we acquired computer equipment and software from the Surgery Center at their book value of $103,000. During 2000 we acquired equipment for performing surgical reversal of presbyopia in the amount of $17,000. The Surgery Center's indebtedness to us was therefore reduced by these amounts. As of December 31, 2000, the Surgery Center owed us a total of approximately $614,000.

REPORT OF AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2000, the Audit Committee met four times and discussed the interim financial information contained in each quarterly Form 10-Q with the Chief Financial Officer and independent auditors prior to the filing of the Company's Form 10-Q. The Audit Committee written charter is included as Exhibit A to this Proxy Statement.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without Management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with Management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with Management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

William O. Coleman	John H. Gutfreund	John C. Hassan

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers served as the Company's independent accountants for the year ended December 31, 2000. One or more members of PricewaterhouseCoopers LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such questions as may be asked by Stockholders. The Company is presently reviewing its finance and accounting operations, including its independent accounting function, and has therefore not yet selected independent accountants for 2001.

Audit fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers for its audit of the Company's annual financial statements for the year ended December 31, 2000 and for its reviews of the unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during that year amounted to $126,190.

All Other Fees

The aggregate fees billed for all services rendered by PricewaterhouseCoopers other than the Audit Fees described above, during the year ended December 31, 2000 amounted to $147,329. PricewaterhouseCoopers did not provide any financial systems design or implementation fees during the year. The Audit Committee did consider whether PricewaterhouseCoopers' provision of such non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was compatible with maintaining such independence.

PROPOSAL TO ADOPT 2001 LONG TERM

STOCK INCENTIVE PLAN

A key factor in the Company's continuing advancement and growth is its ability to attract, motivate and retain highly qualified employees. The market for such employees has always been extremely competitive and the competition for employees at all levels is continually growing more intense.

- Many of the companies with which the Company must compete for employees at all levels make extensive use of stock incentives, and the most desirable prospective employees insist upon receiving stock incentives. The Company believes stock incentives enable the Company to cost-effectively compete for the services of key employees.

- The Company believes that stock incentives, especially stock options, are an effective tool which can be used to focus its key employees on the Company's strategic direction.

- The Company believes that stock incentives provide a long-term ownership stake in the Company and as a result serve to align the economic interests of its employees with those of its stockholders.

The Company has been using its 1998 Long-Term Stock Incentive Plan (the "1998 Plan") to provide stock incentives to key employees. However, the Common Stock which remains available under the 1998 Plan is insufficient to satisfy the Company's anticipated future compensation requirements. Accordingly, the Company now believes that it is necessary to adopt the 2001 Long-Term Stock Incentive Plan (the "2001 Plan"). The proposed 2001 Plan is fundamentally similar to the 1998 Plan. The Company also believes that it is necessary to have the flexibility to cancel or suspend incentive compensation awards in order to protect its trade secrets and confidential processes. The 2001 Plan contains the authority to determine whether, to what extent and under what circumstances stock options or restricted stock may be canceled or suspended in the event of improper actions by employees.

On February 27, 2001, the Board of Directors approved, subject to stockholder approval, the adoption of the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan. The 2001 Plan will be submitted for shareholder approval at the Annual Meeting. The full text of the 2001 Plan is attached as Exhibit B to this Proxy Statement, and the following discussion is qualified in its entirety by reference to Exhibit B.

General

The Company presently has the 1998 Plan which provides for option grants to employees. The 1998 Plan provides that the total shares of Common Stock subject to stock incentives granted under this plan in any calendar year may not exceed 5,000,000 shares of Common Stock. As of February 27, 2001 options covering a total of 2,609,808 such shares had been granted, leaving 2,390,192 shares available for future grants, an insufficient number to cover the Company's anticipated future needs. The 1998 Plan does not provide for the authorization of any additional shares during the six remaining years of its term.

In approving the 2001 Plan for submission to the Company's stockholders, the Board of Directors recognized both the Company's anticipated needs for additional options and the changing environment for the compensation of eligible employees. To provide a flexible vehicle under which appropriate incentives can be awarded, the 2001 Plan permits the grant of nonqualified and incentive stock options and restricted stock awards as is currently provided for under the 1998 Plan. Although the Company currently does not have any specific plans to grant any awards under the 2001 Plan other than options, the Board of Directors feels that it is desirable that the Company have the ability to grant stock awards, including restricted stock, in the future should changing conditions so require.

In drafting the 2001 Plan, the Board of Directors was mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers in excess of $1 million per year per executive officer. The limitation excludes "performance-based compensation," however, and the 2001 Plan was prepared so that stock options and possibly restricted stock granted under the 2001 Plan will constitute performance-based compensation which is fully tax deductible by the Company. See "Federal Income Tax Consequences."

The 2001 Plan will become effective as of the day it is approved and adopted by the stockholders. If it is not approved by the shareholders, the 2001 Plan will be of no force and effect. If approved, the 2001 Plan will continue in existence indefinitely until terminated by the Board of Directors, except that incentive options, described below, may not be granted under the 2001 Plan after May 7, 2011. The Board of Directors may terminate the 2001 Plan at any time, but outstanding stock incentives will continue to be exercisable until they expire or are otherwise terminated in accordance with their terms.

On March 12, 2001, the closing price of the Company's Common Stock on The Nasdaq National Market was $3.06.

Nature of Incentives; Eligibility; Purposes

Stock incentives which may be issued under the 2001 Plan include stock options (which for federal income tax purposes may be either "nonqualified" options or "incentive" options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended) and stock awards, as well as any combination thereof. Stock incentives may be granted to "eligible employees" of the Company and its subsidiaries. Eligible employees are defined as employees of the Company or a subsidiary who in the opinion of the Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company. The number of persons who will be eligible employees is not determinable. The Committee determines those persons who are eligible employees.

The purposes of the 2001 Plan are to secure for the Company the benefits of incentives inherent in ownership of Common Stock by eligible employees, to encourage eligible employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by eligible employees, to further the identity of interest of those who hold positions of major responsibility in the Company and its subsidiaries with the interests of the Company's shareholders, to induce the employment or continued employment of eligible employees, and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

Limitations on Available Shares

A total of 2,500,000 shares of Common Stock are available for stock incentives granted under the 2001 Plan. If any shares of Common Stock that are subject to stock incentives are forfeited, such shares will again be available under the 2001 Plan. For this purpose, "forfeited shares" means any shares that were issued pursuant to prior grants of stock incentives that expire or terminate for any reason without having been exercised. In the future, if another company is acquired by the Company or combines with the Company, any of the Company's shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the 2001 Plan and would not be subtracted from the shares of Common Stock available for grant under the 2001 Plan.

Grants of stock incentives under the 2001 Plan are subject to the further limitation that the maximum number of shares granted to any one person in a calendar year may not exceed 100,000 shares, except for recipients who are granted awards at the time of their initial hire by the Company, in which case such limitation will be 1,000,000 shares. Additionally, the maximum number of shares which may be granted under the 2001 Plan as stock awards (as described below) to all participants may not exceed an aggregate of 500,000 shares of Common Stock (i.e.,10% of the total number of shares available for stock incentives under the 1998 Plan).

Administration

The 2001 Plan is to be administered by a committee (the "Committee") consisting of no fewer than two directors designated by the Board of Directors of the Company. All members of the Committee must be both "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. The Committee determines which employees of the Company and its subsidiaries are eligible employees who might participate in the 2001 Plan and the form, terms and number of shares covered by each stock incentive granted to such persons under the 2001 Plan. In making such determinations, the Committee may consider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant. Stock incentives may be granted only by the Committee. The Board has determined that the Committee will initially be comprised of John H. Gutfreund and William O. Coleman.

Director Options

The 1998 Plan contains a provision for annual automatic grants of options to Directors to purchase 12,500 shares of Common Stock and a provision under which Directors are entitled to receive options to purchase 75,000 shares of Common Stock upon their initial election or appointment to the Board. The Board believes it is necessary to maintain these features to continue to attract and retain qualified directors in the future. Accordingly, the 2001 Plan also contains these provisions.

New Plan Benefits

No specific determinations have been made or can be made in advance as to future recipients of awards under the 2001 Plan.

Stock Options

A stock incentive in the form of a stock option will provide for the purchase of shares of Common Stock in the future at an option price per share which will not be less than 100% of the fair market value of the shares covered thereby on the date the stock option is granted. An incentive option granted to a person who, on the date of grant, owns 10% or more of the shares of voting stock of the Company or its subsidiaries must have an option price of not less than 110% of the fair market value of the Common Stock on the date of grant. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee shall determine. Options may be, but are not required to be, made subject to the attainment of specified performance objectives. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option.

Upon the exercise of an option, the purchase price may be paid in cash or, unless otherwise provided in the option, in shares of Common Stock (including shares withheld by the Company from the shares issuable upon exercise of the option) or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares.

All stock options granted under the 2001 Plan will expire within ten years from the date of grant. A stock option is not transferable or assignable by an optionee otherwise than by will or by the laws of descent and distribution, and each option is exercisable, during the optionee's lifetime, only by the optionee. Unexercised options terminate on the sixtieth day following termination of employment, except that if termination arises from a resignation with the consent of the Committee, death or disability, the options terminate 18 months after an optionee's termination of employment. The exercise of options after the termination of employment is limited to the extent that the options could have been exercised as of the date the optionee's employment terminated. A leave of absence for military or governmental service or for other purposes, if approved by the Committee, does not constitute a termination of employment.

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any stock option shall be canceled or suspended. In particular, but without limitation, all outstanding stock options to any participant shall be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by transfer to the Company of shares of the Company's Common Stock (including shares withheld by the Company from the shares issuable upon exercise of the option) at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

The proceeds of the sale of Common Stock upon the exercise of options issued under the 2001 Plan constitute general funds of the Company and may be used by it for any purpose.

Stock Awards

Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. The number of shares of Common Stock which may be granted as restricted stock is limited to 500,000 shares (i.e., 10% of the maximum aggregate number of shares of Common Stock that may be granted to participants in the Plan). A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Committee may determine, including specified corporate or personal performance objectives the attainment of which may, but is not required to be, specified as a condition to the vesting of the stock award.

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any stock award shall be canceled or suspended. In particular, but without limitation, all outstanding stock awards to any participant shall be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

Federal Income Tax Consequences

No taxable income for federal income tax purposes results from the exercise of an incentive option at the time of exercise. Any gain realized on the sale of stock acquired on exercise of an incentive option is considered as capital gain for federal income tax purposes if the stock has been held at least one year after it was acquired on exercise of the option and if at least two years have expired after the grant of the option. Except as hereafter indicated, the Company is not entitled to any deduction with respect to the grant or exercise of any incentive option. If the stock is sold or otherwise disposed of within one year after exercise or within two years after the grant, any appreciation at the date of exercise above the option price is treated, subject to certain limitations, as "ordinary" income for federal income tax purposes. Any appreciation after the date of exercise is considered as long-term capital gain to the optionee if the stock was held longer than eighteen months. The amount of ordinary income received by the optionee generally is treated as a tax deductible expense to the Company.

Gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax deductible expense to the Company at the time of exercise. Any appreciation in the value of the stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

With respect to stock awards that are settled either in cash or in Common Stock that is either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the Common Stock and the Company will be entitled to a tax deduction for the same amount. With respect to stock awards that are settled in Common Stock that is restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk of forfeiture, whatever occurs earlier, and the Company will be entitled to a deduction for the same amount.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, corporations with a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (i.e., "public companies") are not permitted to deduct, for income tax purposes, compensation paid to certain executive officers to the extent such compensation exceeds $1 million in a tax year. However, certain types of compensation, including generally compensation which constitutes "performance-based" compensation, are excluded from this limitation.

The cash compensation paid by the Company to its executive officers does not currently approach the Section 162(m) limitation. However, in any given year, as to options exercised by an executive officer, the difference between the exercise price and the market price on the exercise date (the "spread") would be included as compensation for Section 162(m) purposes unless the applicable option plan meets certain requirements contained in the Treasury regulations under Section 162(m) of the Code (the "Regulations").

The Regulations provide that in order for the spread realized upon the exercise of an option to constitute performance-based compensation which is exempt from the Section 162(m) deduction limitation, the stock option plan under which the options were granted must, among other requirements, be administered by a compensation committee comprised solely of two or more "outside directors" and must contain a specific limit on the number of options which may be granted to any one employee participant.

The 2001 Plan was drafted with the intention of preserving the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options and other stock incentives granted to executive officers. Accordingly, only directors who are "outside directors" within the meaning of Section 162(m) and applicable regulations may serve as members of the Committee. The number of shares with respect to which stock incentives may be granted to any one person in a calendar year is limited to 100,000 shares, except for recipients who are granted awards at the time of their initial hire by the Company, in which case such limitation will be 1,000,000 shares. Also, the Committee may impose performance standards on any stock incentive granted under the 2001 Plan.

Change in Control

Notwithstanding any vesting schedule contained in any stock incentives granted under the 2001 Plan, if a change in control (as such term is defined in the 2001 Plan) of the Company occurs, any stock incentives under the 2001 Plan that have been outstanding for over six months will become immediately exercisable in full.

Plan Amendments

The Board of Directors, upon the recommendation of the Committee, may amend the 2001 Plan subject, in the case of specified amendments, to stockholder approval. The 2001 Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the 2001 Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the 2001 Plan.

Stockholder Approval

The proposal to approve the 2001 Plan as described above is contained in the following resolution which will be submitted to the shareholders for adoption at the Annual Meeting. The proposal is being submitted for approval of the shareholders in accordance with the requirements of The Nasdaq National Market, Rule 16b-3 of the Securities and Exchange Commission, and Section 162(m) of the Internal Revenue Code of 1986, as amended. The affirmative vote of the holders of a majority of voting power of the Company's outstanding voting stock present in person or by proxy at the Annual Meeting is required to adopt the resolution. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the following resolution unless otherwise instructed by the stockholders. Abstentions will have the same effect as votes cast against the proposal, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

The resolution states:

RESOLVED, that the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan be, and it hereby is, adopted in the form attached as Exhibit B to the Proxy Statement relating to this Annual Meeting of Stockholders.

2002 ANNUAL MEETING OF STOCKHOLDERS

In order for any stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement relating to that meeting to be presented for stockholder action at that meeting, they must be received by our corporate secretary at 7840 Montgomery Road, Cincinnati, Ohio 45236 prior to November 30, 2001. The form of proxy we distribute with respect to the 2002 Annual Meeting of Stockholders may include discretionary authority to vote on any matter which is presented to the stockholders at the meeting (other than by management) if we do not receive notice of that matter at the above address prior to February 13, 2002.

OTHER MATTERS

We do not know of any other business to be presented to the meeting and do not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, we intend that the persons named in the accompanying proxy will vote on those matters according to their best judgement in the interests of LCA-Vision.

By Order of the Board of Directors Sandra F.W. Joffe Secretary

EXHIBIT A

LCA-Vision Inc.

Audit Committee Charter

The Audit Committee ("Committee"). of the Board of Directors ("Board") of LCA-Vision Inc. ("Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of at least three directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASD. The members of the Committee will be elected annually at the organizational meeting of the full Board held on the date of the annual meeting of stockholders and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard. the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASD Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to filing Forms 1O-Q.

7. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management.

8. At the completion of the annual audit, review with management and the independent accountants the following:

- The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

- Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

- Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

- Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended relating to the conduct of the audit.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management and the independent accountants to discuss any recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious.' Typically. such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Obtain from the independent accountants assurance that they will inform Company management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company's financial statements, and assure that such information has been conveyed to the Committee.

14. Generally as part of the review of the annual financial statements, receive on oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

15. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

EXHIBIT B

LCA-VISION INC.

2001 LONG-TERM STOCK INCENTIVE PLAN

1. Purposes: The purposes of this Plan are (a) to secure for the Company the benefits of incentives inherent in ownership of Common Stock by Eligible Employees, (b) to encourage Eligible Employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Employees, (c) to further the identity of interest of those who hold positions of major responsibility in the Company and its Subsidiaries with the interests of the Company's shareholders, (d) to induce the employment or continued employment of Eligible Employees and (e) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

2. Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.

Board of Directors: The Board of Directors of the Company.

Change of Control: The event which shall be deemed to have occurred if either (i) after the date this Plan is adopted by the Company's shareholders, without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board of Directors, the persons who were directors of the Company immediately prior to any of such transactions cease to constitute a majority of the Board of Directors or of the board of directors of any successor to the Company (except for resignations due to death, disability or normal retirement). For purposes of this definition, a person shall be deemed the "beneficial owner" of any securities (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities. For purposes of this definition, a "person" shall mean any individual, firm, company, partnership, other entity or group, and the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the shareholders of the Company and becomes effective.

Code: The Internal Revenue Code of 1986, as amended.

Committee: The Committee of the Board of Directors designated to administer this Plan pursuant to the provisions of section 11.

Common Stock: The Common Stock of the Company, without par value.

Company: LCA-Vision Inc., a Delaware corporation.

Eligible Employee: An employee (as such term is defined for purposes of the Form S-8 registration statement promulgated by the Securities and Exchange Commission) of the Company or of a Subsidiary who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The recommendation of the grant of a Stock Incentive to an employee by the Committee shall be deemed a determination by the Committee that such employee is an Eligible Employee.

Fair Market Value: As applied to any date, the mean of the highest and lowest quoted selling prices of a share of Common Stock on the composite tape of the Nasdaq National Market (or any stock exchange on which the Company's Common Stock may be listed in the future) on the date specified, or if the Common Stock was not traded on such system on such date, on the next preceding date on which the Common Stock was traded; provided, however, that, if the Common Stock is not so quoted, Fair Market Value shall be determined in accordance with the method approved by the Board of Directors, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently, or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the shareholders of the Company.

Incentive Option: An option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Code; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee.

Nonqualified Option: An option granted under this Plan which is not an incentive stock option under the provisions of Section 422 of the Code; and which is exercisable even though there is outstanding an Incentive Option which was granted before the granting of the Nonqualified Option to the same participant. Such Nonqualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

Option: An option to purchase shares of Common Stock.

Outside Director: A duly elected or appointed member of the Board of Directors who is not employed by the Company in any other capacity.

Performance Objectives: Stated criteria which may, but need not be set forth in a Stock Incentive at the discretion of the Committee, the successful attainment of which is specified in the Stock Incentive as a condition precedent to the issuance, transfer or retention of some or all of the shares of Common Stock covered by the Stock Incentive. Performance Objectives may be personal and/or corporate in nature and shall include, but shall not be limited to, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Common Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Company (on a consolidated or unconsolidated basis) or of any or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing or other factors.

Plan: The 2001 Long-Term Stock Incentive Plan herein set forth as the same may from time to time be amended.

Stock Award: An issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future.

Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in section 3.

Subsidiary: A company or other entity designated by the Committee in which the Company has a significant equity interest, except that, with respect to grants of Incentive Options, the term "Subsidiary" shall be deemed to mean a company or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

3. Grants of Stock Incentives:

(a)	Subject to the provisions of this Plan, the Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Eligible Employees.
(b)	Stock Incentives may be granted in the following forms:
(i) an Option, or
(ii) a Stock Award, or
(iii) a combination of an Option and a Stock Award.
(c)	Stock Incentives contingently granted prior to the approval of this Plan by the Company's stockholders but subject to such approval shall be deemed to be granted hereunder as of the date of such stockholder approval.

4. Stock Subject to this Plan:

(a) A total of 2,500,000 shares of Common Stock are available for Stock Incentives granted under the Plan; provided, that if another company is acquired by the Company or combines with the Company, any of the Company's shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the Plan and would not be subtracted from the shares of Common Stock available for grant under the Plan; and provided further, that if any shares of Common Stock that are subject to Stock Incentives are forfeited, such shares shall again become available under the Plan. For purposes of the preceding sentence:

(i) "Forfeited shares" means any shares issued pursuant to grants of Stock Incentives which expire or terminate for any reason in a calendar year without ever having been exercised or as to which the recipient did not receive any benefits of ownership (other than voting rights).

(ii) Shares of Common Stock subject to Stock Incentives granted under this Plan may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof, in the discretion of the Committee.

(b) The maximum amount of Common Stock with respect to which Stock Incentives may be granted to any person during any calendar year shall be 100,000 shares; provided, however, that in the event of a grant made to a recipient upon the recipient's initial hiring by the Company, such limitation shall be 1,000,000 shares.

5. Options: Stock Incentives in the form of Options shall be subject to the following provisions:

(a) Upon the exercise of an Option, the purchase price shall be paid in cash by means reasonably acceptable to the Company or, unless otherwise provided by the Committee (and subject to such terms and conditions as are specified in the Option or by the Committee), in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the Option or in a combination of such payment methods. Shares of Common Stock thus delivered or withheld shall be valued at their Fair Market Value on the date of the exercise. The purchase price per share shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b) Each Option shall be exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

(c) Each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee's death, only by the optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate at the close of business on the 60th day following the date the optionee ceases to be an employee or director of the Company or a Subsidiary, unless the optionee ceases to be an employee or director because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death or incapacity, in which case any unexercised Option or portion thereof held by such person shall terminate 18 months after such resignation, death or incapacity, or at the Option's stated expiration date, whichever is earlier. Any Option that is exercisable hereunder after the date an optionee ceases to be an employee or director of the Company for any reason may be exercised only to the extent it could have been exercised as of the date the optionee ceases to be an employee or director. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c). Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

(d) Options shall be granted for such lawful consideration as the Committee shall determine.

(e) No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution. If so provided in the Option or if so authorized by the Committee and subject to such terms and conditions as are specified in the Option or by the Committee, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

(f) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions (including, without limitation, Performance Objectives), and shall be in such form, as the Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option if so recommended by the Committee, may include restrictions and limitations in addition to those provided for in this Plan.

(g) Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

(h) Options may be either Incentive Options or Nonqualified Options at the discretion of the Committee. Options not otherwise designated shall be Nonqualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options: (i) the exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant; (ii) the maximum term of any Incentive Option granted hereunder shall be ten years, except that the maximum term of any Incentive Option granted to a person described in section 5(h)(i) above shall be five years; (iii) no Incentive Option may be granted subsequent to the tenth anniversary of the date of shareholder approval of this Plan; (iv) Incentive Options may only be granted to persons who are employees of the Company or any Subsidiary within the meaning of the Code; (v) the aggregate Fair Market Value, determined as of the time of the grant, of the shares of Common Stock with respect to which Incentive Stock Options held by any Eligible Employee which are exercisable for the first time by such Eligible Employee during any calendar year under the Plan and under any other benefit plans of the Company shall not exceed $100,000, or if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder; and (vi) Incentive Options may not be granted with respect to more than an aggregate of 3,500,000 shares of Common Stock under this Plan.

6. Stock Awards: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

(a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

(b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Eligible Employee and whether or not such shares are subject to restrictions which affect their value.

(c) The number of shares of Common Stock which may be granted under the Plan as Stock Awards shall not exceed 500,000 shares of Common Stock (i.e.,10% of the maximum aggregate number of shares of Common Stock that may be granted to participants in the Plan).

(d) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Eligible Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Eligible Employee at the time the Stock Award is granted, the Committee may provide for payment to such Eligible Employee, either in cash or in shares of Common Stock from time to time or at the time or times such shares shall be issued or transferred to such Eligible Employee, of amounts not exceeding the dividends which would have been payable to such Eligible Employee in respect of such shares (as adjusted under section 8) if they had been issued or transferred to such Eligible Employee at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Company, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date, of the shares which would otherwise have been delivered.

(e) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. The Committee may, in its sole discretion, but shall not be required to, specify in any Stock Award that the issuance, transfer and/or retention of some or all of the shares of Common Stock covered by the Stock Award shall be subject to the attainment of Performance Objectives. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided such written instrument is consistent with this Plan and incorporates it by reference.

(f) In the event the holder of shares of Common Stock subject to a Stock Award dies prior to the time such shares are no longer subject to forfeiture pursuant to the terms of the Stock Award, the estate of such holder may retain such shares subject to the restrictions set forth in the Stock Award.

7. Combinations of Options and Stock Awards: Stock Incentives authorized by paragraph (b)(iii) of Section 3 in the form of combinations of Options and Stock Awards, shall be subject to the following provisions:

(a) A Stock Incentive may be a combination of any form of Option with any form of Stock Award; provided, however, that the terms and conditions of such Stock Incentive pertaining to an Option are consistent with Section 5 and the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with Section 6.

(b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

8. Nondiscretionary Grants to Outside Directors: Upon election or appointment to the Board of Directors, an Outside Director shall automatically be granted a Nonqualified Option to purchase 75,000 shares of the Company's Common Stock. In addition, at every annual organizational meeting of the Board of Directors following the Company's regular annual meeting of stockholders, each Outside Director who is then serving on the Board of Directors shall receive an automatic grant of a Nonqualified Option to purchase 12,500 shares of Common Stock; provided, however, that the number of shares subject to such annual options granted to Outside Directors who have not yet served a full year on the Board of Directors shall be prorated such that those Outside Directors shall receive an Option to purchase a percentage of 12,500 shares commensurate with the actual portion of the year that such director served on the Board of Directors. The following additional provisions shall apply to Nonqualified Options granted under this Section 8:

(a) Each such Option shall terminate not later than five years from the date of grant thereof; and

(b) Each such Option shall not be exercisable for the first year after grant. On and after the first anniversary of the grant date, such an option shall be exercisable as to 50% of the shares covered thereby, and on and after the second anniversary of the grant date, such Option shall be exercisable as to 100% of the shares covered thereby to the extent not previously exercised.

9. Adjustment Provisions: In the event that any recapitalization, reclassification, forward or reverse split (except as provided below) of shares of Common Stock, or any similar transaction shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number of class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives or with respect to which a cash payment pursuant to the Stock Incentive is determinable, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted. Notwithstanding the foregoing or any other provision in this Plan, there shall be no adjustment to the number of shares available under this Plan for Stock Incentives, or in any of the Plan limitations upon numbers of shares underlying Stock Incentives granted to individuals, or available for Stock Awards, as the result of a reverse stock split approved by the Company's stockholders at the same stockholders' meeting this Plan is approved by the stockholders.

10. Acceleration: In the event of a Change of Control, any Stock Incentives which have then been outstanding hereunder for at least six months shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Committee at the time the Stock Incentive was granted, which permits all or any part of the Stock Incentive to be exercised only after the lapse of time or the attainment of Performance Objectives or other conditions to exercise), and will remain exercisable until the expiration of the Stock Incentive.

11. Term: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company. This Plan shall remain in effect until such time as it is terminated by the Board of Directors; provided, however, that no Incentive Options may be granted hereunder after May 7, 2011.

12. Administration:

(a) The Plan shall be administered by the Committee, which shall consist of not less than two directors of the Company designated by the Board of Directors in accordance with the Bylaws of the Company; provided, however, that no director shall be designated as or continue to be a member of the Committee unless such director shall at the time of designation and service be both (i) a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor provision at the time in effect) and (ii) an "outside director" within the meaning of Section 162(m) of the Code and any regulations promulgated thereunder by the Department of the Treasury. Grants of Stock Incentives may be recommended by the Committee either with or without consultation with employees, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Employees and in recommending Stock Incentives to be granted to them.

(b) The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

13. Acquisitions: Notwithstanding Section 4(a), if the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another company, the Company in connection therewith, upon the recommendation of the Committee and the approval of the Board of Directors, (a) may assume, in whole or in part and with or without modifications or conditions, any stock options granted by the acquired company to its employees, in their capacity as such, or (b) may grant new Options in substitution therefore; provided that the granting of an Option with the terms and conditions of the assumed or substitute options is permissible under either this Plan or a plan approved by the shareholders of the acquired company. For the purposes of the preceding sentence, the permissibility of the granting of an option under a plan shall be determined as of the date of grant of the original option by the acquired company and not as of the date of assumption or substitution by the Company.

14. General Provisions:

(a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

(b) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Company, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to shares of Common Stock, if any, as shall have been issued or transferred to him.

(c) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be an Eligible Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

(d) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between said two dates, as the Committee shall specify.

(e) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Stock Incentive shall be canceled or suspended by the Company. In particular, but without limitation, all outstanding Stock Incentives to any Eligible Employee may be canceled if the Eligible Employee, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, including but not limited to an activity whereby the Company's or its Subsidiary's trade secrets or confidential information may conceivably be divulged, or is otherwise detrimental to the Company's best interest, as determined by the Committee.

(f) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

(g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

(h) The Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(i) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any stock option or Stock Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(j) Stock options or Stock Awards may be granted to Eligible Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of stock options or Stock Awards in order to minimize the Company's obligation with respect to tax equalization for Eligible Employees on assignments outside their home country.

15. Amendments and Discontinuance:

(a) This Plan may be amended by the Board of Directors upon the recommendation of the Committee, provided that, without the approval of the stockholders of the Company, no amendment shall be made which (i) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in Section 4, (ii) withdraws the administration of this Plan from the Committee or amends the provisions of paragraph (a) of section 11 with respect to eligibility and disinterest of members of the Committee, (iii) permits any person who is not at the time an Eligible Employee of the Company or of a Subsidiary to be granted a Stock Incentive, (iv) permits any Option to be exercised more than ten years after the date it is granted, (v) amends Section 10 to extend the date set forth therein, or (vi) amends this Section 15.

(b) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this plan.

(c) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Company shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

PROXY

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, Ohio 45236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Stephen N. Joffe, M.D. and Alan H. Buckey, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held on May 7, 2001 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof.

[X] Please mark votes as in this example.

1. ELECTION OF DIRECTORS. Nominees: (01) Stephen N. Joffe, M.D., (02) William O. Coleman, (03) John H. Gutfreund, (04) John C. Hasson.				2. Adoption of the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan.
FOR AGAINST ABSTAINS
[ ] [ ] [ ]
FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

[ ]________________________________ For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.
Signature:______________________ Date: _________				Signature:______________________ Date: _________